UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 10, 2012

LUCID, INC.

(Exact Name of Registrant as Specified in Charter)

New York	000-54570	16-406957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2320 Brighton Henrietta Town Line Road, Rochester, NY	14623
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code:  (585) 239-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 — Costs Associated with Exit or Disposal Activities

On January 10, 2012, Lucid, Inc. a New York corporation (the “Company”), implemented a restructuring plan resulting in a reduction in force. The reduction in force resulted in the immediate termination of 5 out of the Company’s 35 employees.  The employees affected worked in manufacturing, marketing, and administration.  The Company took these steps to streamline the Company’s infrastructure and lower overall operating expenses.

The restructuring plan provides departing employees with a severance payment equal to 1.5 weeks of salary continuation for each year of completed service to the Company, plus continued health benefits through February 29, 2012.  Each departing employee has also received an offer for outplacement services. The Company expects total salary continuation, benefits and outplacement costs to be approximately $50,000.  The Company expects realized savings from the elimination of these positions to be approximately $215,000 in 2012.  The estimates of costs incurred and saved are subject to several assumptions and actual results may differ.

Forward Looking Statements

The Company cautions readers that statements included in this report that are not a description of historical facts are forward-looking statements. For example, forward-looking statements include the Company’s expectations with respect to the recent restructuring, including the amount of employee termination costs, charges to be incurred, expenditure reductions and the Company’s plans to focus its resources on VivaNet. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties, including, without limitation, the Company’s ability to retain qualified personnel and recruit in the future, constraints on the Company’s operations stemming from the restructuring, including a reduced capacity to evaluate and conduct development activities, and other risks detailed in the Company’s press releases as well as in the Company’s periodic and other public filings with the SEC.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUCID, INC.

Date: January 17, 2012	By:	/s/ L. Michael Hone
L. Michael Hone
Chief Executive Officer
(Principal Executive Officer)